UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):August 27, 2021

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021, Roberto Cuca, who currently serves as OraSure Technologies, Inc.’s (the “Company”) Chief Financial Officer, notified the Company of his decision to resign, effective September 17, 2021, in order to pursue another business opportunity. Mr. Cuca’s resignation is not related to any disagreement or dispute with the Company or its Board of Directors on any matter, including the Company’s accounting principles, practices, financial statement disclosures or compliance procedures. The Company has initiated a search for a new permanent Chief Financial Officer. The Company’s Board of Directors has appointed Scott Gleason, who currently serves as Senior Vice President, Investor Relations and Corporate Communications, to serve as the interim Chief Financial Officer and principal financial officer, for the purposes of the Securities Exchange Act of 1934, as amended.

Mr. Gleason has served in his current position as Senior Vice President, Investor Relations and Corporate Communications of the Company since May 2021. Prior to joining the Company, Mr. Gleason served as the Senior Vice President of Investor Relations and Corporate Strategy for Myriad Genetics, Inc., a leading specialty diagnostic laboratory in the United States focused on genetic testing and precision medicine from January 2013 to April 2021. Prior to his tenure at Myriad Genetics, Mr. Gleason was a senior publishing analyst at Stephens, Inc. from 2005 to 2013, covering the life science tools and diagnostics industry. Before joining Stephens, Mr. Gleason was a United States Air Force aircraft maintenance officer and participated in two wartime deployments. Mr. Gleason received a Bachelor of Science degree in Economics from the U.S. Air Force Academy in Colorado Springs, Colorado.

There are no arrangements or understandings between Mr. Gleason and any other persons pursuant to which Mr. Gleason was appointed as interim Chief Financial Officer of the Company. In addition, there are no family relationships between Mr. Gleason and any director or executive officer of the Company, and there are no transactions involving Mr. Gleason requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 – Regulation FD Disclosure.

On September 2, 2021, the Company issued a press release announcing Mr. Cuca’s resignation and appointment of Mr. Gleason as interim Chief Financial Officer. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item and attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The fact that the information and Exhibit are being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report or attached Exhibit.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 2, 2021, announcing the resignation of Roberto Cuca, the Company’s Chief Financial Officer, and the appointment of Scott Gleason as Interim Chief Financial Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: September 2, 2021	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary